Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169972 and No. 333-173914) and Form S-3 (No. 333-170887) of Art's-Way Manufacturing Co., Inc. of our report dated January 29, 2015, related to the consolidated financial statements for the years ended November 30, 2014 and 2013, which appears in Art’s-Way Manufacturing Co., Inc.’s annual report on Form 10-K/A for the fiscal year ended November 30, 2014.

/s/ Eide Bailly LLP

Fargo, North Dakota

March 17, 2015